Exhibit (a)(6)
                   FORM OF WITHDRAWAL FORM

            GENERAL EMPLOYMENT ENTERPRISES, INC.

                       Withdrawal Form
           To Withdraw Previously Tendered Options
   Pursuant to the Offer to Exchange dated August 21, 2002

                The Withdrawal Rights Expire
     at 5:00 p.m., Central time, on September 20, 2002,
                Unless the Offer is Extended

In order to withdraw your previously tendered options, you must complete this form, sign it and deliver it by regular mail or by private delivery service to Nancy C. Frohnmaier, Vice President Corporate Secretary, at General Employment Enterprises, Inc., One Tower Lane, Suite 2100, Oakbrook Terrace, IL 60181, or by fax: (630) 954-0595, as soon as possible, but in any event, before 5:00 p.m. Central time on September 20, 2002.

Delivery of this withdrawal form to an address other than as set forth above or transmission via facsimile to a number other than as set forth above will not constitute a valid delivery.


Name of Optionee: ___________________________________

Social Security Number: _____-___-_____


Upon the terms and subject to the conditions set forth in the offer to exchange dated August 21, 2002 and my election form dated _________________, 2002, I tendered for exchange to General Employment Enterprises, Inc. those options to purchase common shares of General Employment Enterprises, Inc. that are described below, which I hereby withdraw from the offer. Pursuant to the terms and subject to the conditions of the offer, I understand that I may withdraw the tender of my previously tendered options before 5:00 p.m., Central time, on September 20, 2002, unless General Employment Enterprises, Inc. has extended the period of time that the offer will remain open. Accordingly, under the terms and subject to the conditions set forth in the offer and this withdrawal letter, I hereby withdraw the tender of all the options listed below.

I understand the following:

    I may not rescind my withdrawal, and the tendered options that I hereby withdraw will be deemed not properly tendered for purposes of the exchange unless I re-tender those options before September 20, 2002 (or such later date if the offer is extended) by following the procedures described in Section 3 of the offer to exchange.

    Upon withdrawal of my tendered options, such options shall remain outstanding pursuant to their original terms and conditions, including their exercise prices and vesting schedule.

    Neither General Employment Enterprises, Inc. nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice.
General Employment Enterprises, Inc. will determine, in its discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. General
Employment Enterprises, Inc.'s determination of these matters will be final and binding.

    All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns.

    I agree to all of the terms and conditions of the exchange offer and this withdrawal letter.


This letter must be completed and signed in the same name that appears on the election form previously submitted by the eligible employee who tendered the tendered options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this letter.

                          IMPORTANT
To withdraw the tender of tendered options, this withdrawal form (or a facsimile copy thereof) must be received by General Employment Enterprises, Inc. on or before the expiration date of the offer. A properly signed paper copy of this form must be delivered by regular mail or facsimile. Delivery by e-mail will not be accepted. The method by which the form is delivered is at the employee's option and risk, and the delivery will be deemed made only when actually received by General Employment Enterprises, Inc. In all cases, sufficient time should be allowed to ensure timely delivery.


I hereby withdraw my election to exchange the following stock option grants:

Granted on _______________, for __________ shares at $_____ per share.

Granted on _______________, for __________ shares at $_____ per share.

Granted on _______________, for __________ shares at $_____ per share.

Granted on _______________, for __________ shares at $_____ per share.

Granted on _______________, for __________ shares at $_____ per share.

Granted on _______________, for __________ shares at $_____ per share.

Granted on _______________, for __________ shares at $_____ per share.

Granted on _______________, for __________ shares at $_____ per share.

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Granted on _______________, for __________ shares at $_____ per share.

Granted on _______________, for __________ shares at $_____ per share.


Optionee's Signature:_________________________________________________

Date: ____________________________________

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